Exhibit 10.1
[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Unoprostone
Exclusive Manufacturing and Supply
Agreement
(also, Exhibit B to Unoprostone NDA Transfer, Data-Sharing and License Agreement)
Effective Date:
April 23, 2009

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Unoprostone Exclusive Manufacturing & Supply Agreement
THIS UNOPROSTONE EXCLUSIVE MANUFACTURING AND SUPPY AGREEMENT (“Agreement”) is made this 23 day of April, 2009 (the “Effective Date”), by and among Sucampo Pharma Americas, Inc., (“SPA”) a corporation organized and existing under the laws of the State of Delaware, U.S.A., (and a wholly-owned subsidiary of Sucampo Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A.), and having its principal office at 4520 East West Highway, Third Floor, Bethesda, Maryland 20814, and R Tech Ueno, Ltd., (“RTU”) a corporation organized and existing under the laws of Japan and having its registered office at Uchisaiwai-cho 1-1-7, Chiyoda-ku, Tokyo, Japan, 100-0011 (each referred to herein as a “Party” and collectively as the “Parties”).
WHEREAS, SPA is a United States based pharmaceutical company that seeks a supply source for Drug Substance and Drug Product (defined below) for SPA clinical evaluation and commercial sale in the SPA Territory (defined below);
WHEREAS, RTU is a Japan based pharmaceutical company and RTU holds an NDA with respect to the manufacture, promotion, use and sale of UNOPROSTONE (also known as Rescula®) in Japan as a pharmaceutical product, and Unoprostone has been manufactured for preclinical and clinical development and commercial use as a human pharmaceutical by RTU;
WHEREAS, SPA seeks to have RTU supply Drug Substance and Drug Product as further defined herein for use in SPA clinical development and for future commercial sale in the SPA Territory and desires to have RTU operate as SPA’s exclusive supplier of Drug Substance and Drug Product for importation, use and sale in the SPA Territory.
NOW, THEREFORE, in consideration of the mutual promises exchanged herein, and in consideration of the conclusion of the Unoprostone NDA Transfer, Patent and Know-How Licensing and Data-Sharing Agreement (“Unoprostone License Agreement”) to be executed between the Parties contemporaneously with this Agreement, the Parties agree as follows:
Article 1. Definitions
1.1 “Additional Materials” means all raw materials, resins, chemical intermediates, consumables, components, excipients, packaging, labeling and other ingredients needed to manufacture the Drug Substance and/or Drug Product, including costs for relevant in-bound freight for the foregoing items.
1.2 “Adverse Event” means any untoward medical occurrence in any patient use of a Licensed Product or clinical investigation subject administered a Licensed Product and which does not necessarily have to have a causal relationship with this pharmaceutical treatment. An adverse event (AE) can

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
therefore be any unfavorable and unintended sign (including an abnormal laboratory finding, for example), symptom, or disease temporally associated with the use of a pharmaceutical product, whether or not considered related to the pharmaceutical product, including but not limited to those events that must or may be reported in accordance with the pre-clinical testing, clinical trial testing or in market pharmaco-vigilance or other reporting requirements as may be required by any Regulatory Agency incident to the prosecution or maintenance of an IND or an NDA or similar regulatory filing with respect to the testing, registration, manufacture use or sale of a product as a pharmaceutical for human use “Affiliate” means, with the respect to either Party, any Person that, directly or through one or more Affiliates, controls, or is controlled by, or is under common control with, such Party. For purposes of this definition, “control” means (i) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity or management voting interests in the case of any other type of legal entity, (ii) status as a general partner in any partnership, or (iii) any other arrangement whereby a Person controls or has the right to control, directly or indirectly, the commercial operations, the Board of Directors or the equivalent governing body of a corporation or other entity. Notwithstanding the foregoing, in no event at any time during the Term of this Agreement shall SPA be considered Affiliate of RTU nor RTU be considered Affiliate of SPA for the purpose of this Agreement.
1.3 “Annual Maintenance” means annual stability testing, sample storage, annual audit and annual updating of the e Drug Master File/ Chemistry, Manufacturing and Controls (“DMF/CMC”) elements of the NDA as required in accordance with Applicable Law shall remain with and be maintained by RTU.
1.4 “Applicable Law” means all federal, state, local, national and supra-national treaties, conventions laws or statutes statutes, and any implementing orders, rules and/or regulations, including any rules, regulations, orders, judgments, determinations, guidance, or requirements of Regulatory Authorities, courts of competent jurisdiction and any non-governmental agencies that control any aspect of the pharmaceutical, medical, commercial or financial activities contemplated by the parties in utilizing the rights granted or received incident to this Agreement, including but not limited to development of pharmaceutical products in accordance with the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) standards, listing of securities on stock exchanges governed by major national securities exchanges or major securities listing organizations or compliance with financial and accounting standards as promulgated by the Financial Accounting Standards Board or its foreign equivalent for IFRF reporting standards, that may be in effect from time to time during the Term and applicable to a particular activity hereunder.
1.5 “Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Washington, DC, USA, or Tokyo, Japan, are open for business, such that a bank holiday in the United States which is not a banking holiday in Japan is nevertheless a Business Day under the terms of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
1.6 “Certificate of Analysis” means a certificate provided by RTU to SPA with each shipment of the Drug Substance and Drug Product, which sets forth: (i) the results of any quality assurance testing; and (ii) the manufacturing date and the compliance of the report with relevant cGLP, cGMP and Applicable Law as may apply to the issuance and intended use of such certificate of analysis.
1.7 “cGLP” means quality systems, testing and current good laboratory practices applicable to the manufacture, labeling, packaging, handling, storage, and transport of active pharmaceutical ingredient, bulk dosage forms and packaged dosage forms, as set forth in the Food, Drug and Cosmetic Act (FDCA), including any regulations found in Title 21 of the U.S. Code of Federal Regulations (including Parts 11, 210 and 211), any update thereto and any other laws, regulations, policies, or guidelines applicable to the testing, manufacture, labeling, packaging, handling, storage, and transport of testing or pre-clinical pharmaceutical products, and/or any foreign equivalents thereof and any updates thereto.
1.8 “cGMP” means quality systems and current good manufacturing practices applicable to the manufacture, labeling, packaging, handling, storage, and transport of active pharmaceutical ingredient, bulk dosage forms and packaged dosage forms, as set forth in the Food, Drug and Cosmetic Act (FDCA), including any regulations found in Title 21 of the U.S. Code of Federal Regulations (including Parts 11, 210 and 211), any update thereto and any other laws, regulations, policies, or guidelines applicable to the manufacture, labeling, packaging, handling, storage, and transport of pharmaceutical products, and/or any foreign equivalents thereof and any updates thereto.
1.9 “Clinical Study(ies)” means a human clinical study, or other test or study in humans, with respect to a Drug Substance or a Drug Product performed incident to an open IND , including, but not limited to Phase I study, Phase II study, Phase III Study, Phase IV study, early access programs, compassionate use and single patient INDs, epidemiological studies, modeling and pharmacoeconomic studies, post-marketing studies, investigator sponsored studies, and health economics studies.
1.10 “Clinical Supply” means cGMP compliant Drug Product specifically produced and packaged for Clinical Studies for indications that are the subject of Regulatory Filings within the SPA Territory.
1.11 “Commercial” or “Commercialize” means any and all activities (whether before or after Regulatory Approval) directed to the commercialization of the Drug Product, including pre-launch and post-launch marketing, Promoting, distributing, offering to sell and selling the Drug Product, and importing or exporting the Drug Product for sale. When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.
1.12 “Commercial Product” means Drug Product specifically produced and packaged for Commercial use and sale for indications with Regulatory Approval within the SPA Territory in final labeling and packaging as approved incident to the NDA.
1.13 “Confidential Information” means all information that is not in the public domain and is protectable by a Disclosing Party as a trade secret under Applicable Law (including, without limitation, Regulatory Data and Information, as defined below) provided to a Party by another Party, whether oral,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
in writing or otherwise, including, without limitation, any information on the research, development, markets, customers, suppliers, patent applications, inventions, products, procedures, designs, formulas, business plans, financial projections, organizations, employees, consultants or any other similar aspects of a Party’s present or future business.
1.14 “Data Exclusivity” means any data or market exclusivity granted to a Drug Substance or Drug Product in the SPA Territory by any Regulatory Authority as of the Effective Date or at any time during the Term.
1.15 “Drug Approval Application” means, on a Drug Product-by-Drug Product basis in SPA Territory, an application submitted to a Regulatory Authority for Regulatory Approval for the Drug Product, and all supplements and amendments that may be filed with respect to the foregoing.
1.16 “DMF/CMC Package” means a collection of all necessary data and information relating to a Drug Substance documenting Drug Substance’s and RTU’s compliance with the Regulatory Authority standards in SPA Territory (including but not limited to the US Food & Drug Administration, the US Environmental Protection Agency, and US Pharmacopoeia and corresponding regulations promulgated by Applicable Law in other countries in SPA Territory).
1.17 “Drug Product” means a final galenic formulation of UNOPROSTONE Drug Substance supported as a cGMP formulation under an IND for the purposes of Clinical Trials or under as an approved and support formulation under an issued NDA in the SPA Territory for the purposes of commercial manufacture and sale of such specific formulations of Drug Substance as SPA may elect to register as a Drug Product in the SPA Territory from time to time. Drug Product shall be complete PRIOR to packaging for clinical use or commercial sale, as appropriate. Drug Product shall also mean Commercial Product and/or Promotional Sample, where applicable.
1.18 “Drug Substance” means bulk NDA and cGMP compliant UNOPROSTONE active pharmaceutical ingredient, prior to formulation as a final Drug Product. Drug Substance shall also mean non-formulated Clinical Supply and/or Commercial Product, where applicable.
1.19 “IND” means an application filed with a Regulatory Authority for authorization to commence human clinical trials of Unoprostone or prosecute a Drug Approval Application for Unoprostone, including, but not limited to (i) an Investigational New Drug Application as defined in the Food, Drug and Cosmetic Act (FDCA) or any update thereto or any successor application or procedure filed with the Food and Drug Administration (FDA), (ii) any foreign equivalent of a United States IND, and (iii) all supplements and amendments that may be filed with respect to the foregoing.
1.20 “Latent Defect” means Drug Substance or Drug Product not conforming to RTU’s warranty for pursuant to Section 9.7 such that the related non-conformance of Drug Substance or Drug Product is not readily discoverable based on SPA’s (or SPA designee’s) normal incoming-goods inspections.
1.21 Need to insert the definition of “Licensed Product” (from the IP agreement)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
1.22 “Licensed Patents” means all patent and patent applications related to Unoprostone that are hereunder licensed to SPA and/or enable SPA activities in SPA Territory (i) that are owned by or licensed (with the right of sublicense) to RTU on before the Effective Date of this Agreement or (ii) which derive from inventions that are acquired, made, created, developed, conceived or reduced to practice by RTU during the Term of this Agreement, to the extent that such patents or patent applications relate to Unoprostone (including, without limitation, its composition of matter, its method of use, its formulation(s) (either alone or in combination with other agents), its dosing regimens, its manufacture, its synthesis, its metabolism, its safety and/or its utility ) or necessary, used, or useful for the development, manufacture or commercialization of Unoprostone, or (iii) which derive from an invention that is made, created, developed, conceived or reduced to practice by SPA after the Effective Date of this Agreement the practice of which would in the absence of a license, infringe on a claim of any unexpired patent described in (i) or (ii). Licensed Patents include all reissues, continuations, continuations-in-part, extensions, reexaminations, and foreign counterparts of any of the foregoing. Licensed Patents include listing set forth in Exhibit C (Licensed Patents), which may be amended from time-to-time to add additional patents and patent applications.
1.23 NDA” means a New Drug Application, as defined by laws for such application within the SPA Territories (as defined below) and applicable regulations promulgated in the countries or territories there under, or other appropriate marketing authorization in Japan, or any counterpart application or marketing authorization in any country of the SPA Territory. For the avoidance of doubt, maintenance of the NDA with respect to compliance of the Drug Substance or the Drug Product with the Drug Master File/Chemistry, Manufacturing and Controls (“DMF/CMC”) elements of the NDA shall remain with and be maintained by RTU .
1.24 “Order” means, with respect to Clinical Supply, Drug Substance, Drug Product Commercial Product, and/or Promotional Sample, a written communication from SPA to RTU of SPA’s order for purchase of a specified amount of need for Unoprostone or Licensed Product at a delivery date, delivery price and delivery location set forth in such written purchase order communication.
1.25 “Order Year” means each twelve-month period commencing from the date of the first Order placed by SPA for the Drug Product.
1.26 “Person” means any individual, trust (or any of its beneficiaries), estate, partnership, limited partnership, association, limited liability company, corporation, any other enterprise engaged in the conduct of business or operating as a non-profit entity, however formed or wherever organized, or any governmental body, agency or unit or formal non-governmental organization.
1.27 “Product Valid Claims” means, with respect to the Drug Substance or Drug Product, a claim of any issued and unexpired patent included within the Licensed Patents, the enforceability of which has not been subject to one or more of any of the following: (i) irretrievable lapse, revocation or abandonment; (ii) holding of unenforceability or invalidity by a decision of a court or other appropriate body of competent jurisdiction, that is unappealable or unappealed within the time allowed for appeal;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
and/or (iii) disclaimer or admission of invalidity or unenforceability through reissue or re-examination or opposition, nullity action or invalidation suit response, terminal disclaimer or otherwise. The foregoing notwithstanding, in the event a claim of a patent within the Licensed Patent(s) has been held to be invalid or unenforceable, and an appeal is pending, such claim shall not be considered a Product Valid Claim until reinstated by a final decision of a court or governmental agency of competent jurisdiction.
1.28 “Promote” or “Promotion” means those activities normally undertaken by a pharmaceutical company’s sales force and marketing team to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription or other pharmaceutical product, including detailing. When used as a verb, “Promote” means to engage in such activities.
1.29 “Promotional Sample” means Drug Product specifically produced and packaged to Promote the Drug Product for indications with Regulatory Approval within the SPA Territory.
1.30 “Product Defect” means Drug Substance or Drug Product not conforming to RTU’s warranty for pursuant to Section 9.7 such that the related non-conformance of Drug Substance or Drug Product may be readily discovered based on SPA’s (or SPA designee’s) normal incoming-goods inspections procedures.
1.31 “Regulatory Approval” means, in the SPA Territory, any and all approvals, licenses (including product and establishment licenses), registrations, or authorizations of any Regulatory Authority necessary to Develop (as defined in the Unoprostone Licensing Agreement), manufacture, Commercialize (as defined in the Unoprostone Licensing Agreement), promote, distribute, transport, store, use, sell or market the Drug Product, including, where applicable, pricing or reimbursement approval, or pre- and post-approval marketing authorizations, labeling approvals, import and export licenses, technical, medical and scientific licenses.
1.32 “Regulatory Authority” means any national, supra-national, regional, federal, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity regulating or otherwise exercising authority over the distribution, importation, exportation, manufacture, use, storage, transport, clinical testing, Commercialization, or sale of the Drug Substance, unpackaged Drug Product and/or Drug Product in final NDA approved labeling and packaging.
1.33 “Regulatory Data and Information” consists of data and information relating to a Drug Product that is derived from any or several of the following business activities undertaken by any of the Parties at any time: (i) market and business research and intelligence; (ii) research and development of pharmaceutical and medicinal products; (iii) obtaining marketing approval for pharmaceutical and medicinal products; and (iv) consultation with respect to any or several of the above activities.
1.34 “Regulatory Filings” means, collectively: all INDs, Drug Approval Applications, diagnostic product device approval applications, establishment license applications, Drug Master Files, and any product approvals under Section 505 (a) and (b) of the Food, Drug and Cosmetic Act (FDCA) (21 U.S.C. § 355(b)(4)(B)) or any update thereto or all other similar filings (including, without limitation, any

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
counterparts of any of the foregoing in SPA Territory) as may be required by any Regulatory Authority for the development, manufacture or commercialization of the Drug Substance or the Drug Product; and (b) all supplements and amendments to any of the foregoing.
1.35 “Specifications” mean the manufacturing, formulation, quality control, packaging, labeling, shipping and storage specifications as separately set out for Drug Substance or Drug Product in Exhibit B and as updated from time to time on mutual agreement in writing by the Parties as reflected in the relevant formulae edition and Regulatory Approvals.
1.36 “SPA Territory” means the United States of America and Canada, and their territories and possessions.
1.37 “Term” means the definition provided in Section 11.1.
1.38 “Third Party” means any Person other than RTU and SPA and their respective Affiliates.
1.39 “UNOPROSTONE” (also known by the USAN name of Unoprostone isopropyl) is the composition of matter defined chemically as [*] as described in more detail in Exhibit A and its salts, metabolites, as well as any active pro-drugs, isomers, tautomers, hydrates, chelates, complexes and polymorphs and all other pharmaceutically acceptable modifications as may be projected in the public domain as motivation to an medicinal chemistry expert in the drug development field.
Article 2. General Terms of Manufacturing and Supply
2.1 Supply. Subject to the terms and conditions of this Agreement, (i) SPA shall exclusively engage RTU to manufacture (or have manufactured), in compliance with the Specifications, cGMP standards and the NDA, test and deliver the Drug Substance and/or Drug Product for SPA and/or its Affiliates, sublicensees or distributors for the SPA Territory, in the specific formulations, quantities and at times as provided herein, and (ii) RTU shall exclusively provide the same in the SPA Territory to SPA in accordance with orders issued by SPA and received by RTU. All such Drug Substance and Drug Products manufactured and supplied by RTU shall:
a)	be manufactured in accordance and in compliance with Applicable Law, including cGMP;

b)	be manufactured in accordance with the applicable Regulatory Filings and Regulatory Approvals;

c)	upon delivery, not be adulterated or misbranded as defined by Applicable Law;

d)	upon delivery, have a minimal [*] months shelf life;

e)	be free from defects in materials and workmanship; and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
f)	be in compliance with all Specifications for the Drug Product ordered.
2.2	Cost to Produce.

2.2.1	General. RTU, at its sole liability and cost, will provide all labor, utilities, equipment, personnel, facilities, raw materials, utilities, consumables, disposables and components necessary for manufacturing, development and implementation of all appropriate quality control measures, shipping, and storage of the Drug Substance and the Drug Product in compliance with the Specifications and the warranties contained in Article 9 and the Regulatory and Legal requirements of Article 7. RTU shall also be responsible for all process development and scale up. SPA, at its sole expense, will provide all resources necessary to ship, store, and otherwise handle the Drug Substance and Drug Product in a manner necessary to meet applicable Regulatory and Legal requirements, after delivery of the Drug Substance and Drug Product to SPA as described in Article 2.8.

2.2.2	Supply of Additional Materials. At RTU’s own expense, RTU shall purchase all Additional Materials (as referred to in the relevant Regulatory Approvals) which are needed for the manufacture of Drug Substance and/or Drug Products as per the current regulatory files, under its own liability and costs, from suppliers approved by SPA. If RTU wishes to change suppliers, this must be approved in advance in writing by SPA, such approval not to be unreasonably withheld. RTU is responsible for the testing and approval of the Additional Materials.

2.2.3	Novel Drug Product Formulations. The Parties acknowledge that SPA may from time to time elect to register Unoprotone for additional indications in the SPA Territory that may require development of a novel formulation as a new form of Drug Product form pursuant to pre-clinical testing, novel CMC manufacturing and formulation process development, new product specifications, IND enabled clinical testing and NDA approval and labeling. In the course of the selection, research and development of new Drug Product formulations, the parties will collaborate on the development of costs, processes, specifications and facilities that will optimize the safety, efficacy, cost and utility of any anticipated novel formulation. The parties shall also agree upon a process and cost improvements to that process consistent with compliance obligations with Applicable Laws that enable the most inexpensive, flexible, simplest, shortest and most reliable production process practicable. In the course of such efforts, the Parties shall reasonably agree upon the cost estimates for the production of such novel Drug Product dosage forms. Such novel Drug Product formulation shall become a new supply obligation between the Parties with such costs, timing and compliance obligations as will fairly compensate both of the Parties for their respective rights, contributions and efforts and optimize the launch and promotion of the novel Drug Product.

2.2.4	Sufficient Inventories. For the Term, at its own expense, RTU shall maintain sufficient inventories of Additional Materials required to manufacture the Drug Substance and such different Drug Product(s) as SPA may register and order from RTU in order to ensure timely

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
delivery of such amounts of a particular Drug Product in accordance with any issued order or reasonably anticipated order.

2.3	Quality Assurance.

2.3.1	General. RTU, at its sole expense, will perform all testing for compliance with the Specifications and the applicable cGMPs and will supply a chemical Certificate of Analysis prepared in accordance with cGLP with each batch of Drug Substance and Drug Product and any other documentation required by Applicable Law. Complete copies of all test results and/or assays will be submitted to SPA promptly following any reasonable request therefore during the Term of this Agreement. Should SPA further require a separate Quality Assurance Agreement at any time during the Term of this Agreement, and give reasonable written notice of such requirement to RTU, the Parties will negotiate such agreement in good time and in good faith.

2.3.2	Non-Conforming Product. SPA will have a period of ten (10) Business Days from the date of its receipt of a shipment of Drug Substance and Drug Product to inspect and reject such shipment for non-conformance with the obligations under this Section 2.3.2 and the warranties of RTU pursuant to Section 9.7 including the Specifications based on SPA’s (or SPA designee’s) normal incoming-goods inspections procedures, by providing RTU with written notice of rejection for any Product Defect within such period of ten (10) Business Days together with samples of the non-conforming or Drug Substance and Drug Products in the relevant shipment for testing. In the case of Product with Latent Defects, SPA will promptly, and in no event more than ten (10) Business Days of SPA knowing of any such Latent Defect, notify RTU of such Latent Defect; provided however, that any Latent Defect must be notified no later than one (1) month following the expiry date of the applicable Drug Substance and Drug Product, together with samples of the non-conforming Drug Substance and Drug Products in the relevant shipment for testing. If RTU determines that such shipment did conform to the warranties of RTU for product pursuant to Section 9.7, the Parties will submit samples of such shipment to a mutually acceptable independent laboratory for testing. If such independent laboratory determines that the shipment conformed to the warranties of RTU for Drug Substance and Drug Product pursuant to Section 9.7 including the Specifications and was not affected by a Product or Latent Defect, SPA will bear all expenses of shipping and testing by such independent laboratory of such shipment samples. If RTU or such independent laboratory confirms that such shipment did not meet the warranties of RTU for product pursuant to Section 9.7 including the Specifications, RTU will, as soon as practicable, give SPA a credit for any amount paid with respect to that portion of the Drug Substance or Drug Product which does not conform and will bear all of SPA’s expenses of returning such Drug Substance or Drug Product to RTU or its nominee. RTU or SPA, as directed by RTU, will dispose of any non-conforming portion of any shipment, at RTU’s expense. The costs of the activities of any such independent laboratory will be borne by the Party in error.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
2.4 Clinical Order; Supply. During the Term of this Agreement, RTU shall have the exclusive right to manufacture and supply Clinical Supply upon Order for SPA for clinical development purposes. During the Term of this Agreement, RTU and SPA shall from time to time confer and agree on SPA’s drug supply needs for SPA’s ongoing clinical development program and the projected costs of such supply. SPA shall inform RTU of its final requirements in advance of needing clinical supply in such timing as RTU shall reasonably need to duly perform its obligations hereunder, which shall constitute SPA’s Order to RTU and which, subject to the terms and conditions of this Agreement, RTU agrees to supply. The minimum of Clinical Product units per Order is [*] bottles.
2.5 Promotional Sample Supply. In the year prior to SPA’s first commercial sale of Commercial Product, RTU shall provide [*] Promotional Samples at no cost to SPA. Thereafter, SPA shall be entitled to purchase a commercially reasonable number of units of Promotional Samples at US$[*] per unit being a sample including 5 mL of 0.15% formulation of the Drug Product (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid), provided that (excepting the first re-launch year) the total number of Promotional Samples purchased does not exceed [*] percent [*] of the Commercial Product.
2.6 Commercial Supply; Exclusivity; Forecasting; Order. During the Term of this Agreement, RTU shall have the exclusive right to manufacture and supply Commercial Product upon Order for SPA for commercial purposes subject to appropriate Regulatory Approval in any country of the SPA Territory in respect of the Commercial Product. SPA shall provide to RTU in writing a twenty-four (24) month forecast of its requirements for Commercial Product which forecast will be updated quarterly and the first 90 days shall constitute SPA’s supply Order to RTU, which, subject to the terms and conditions of this Agreement, RTU agrees to supply. The minimum number of Commercial Product units per Order is [*] bottles.
2.7 Placement and Acceptance of an Order.
2.7.1	Placement. All purchases of Drug Product shall be pursuant to Order(s) placed by SPA and/or its Affiliates, sublicensees or distributors at least ninety (90) days prior to the date of which Drug Products shall be delivered to SPA or the applicable Affiliate, sublicensee or distributor. Each Order hereunder shall specify the desired quantities and formulation of each of the Drug Product ordered, and the delivery dates therefore.

2.7.2	Acceptance. RTU shall have ten (10) Business Days from receipt of an Order from SPA to reject or propose to modify an Order. If an Order is not rejected or modified it shall be deemed accepted and RTU shall, subject to the terms and conditions of this Agreement, be obligated to supply such order in accordance with its terms.
2.8 Delivery and Acceptance; Risk of Loss. Any and all Clinical Supply, Commercial Product, or Promotional Sample supplied hereunder to SPA shall be shipped from RTU’s manufacturing facility in Sanda (Hyogo, Japan) or its contract manufacturer and delivered to a common carrier to be transported

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with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
for importation into the SPA Territory. The identity of the common carrier and the port of entry shall be mutually determined by the Parties in writing. Title and risk of loss shall pass to SPA at the time the goods are delivered to SPA or its designee, and SPA shall assume all responsibility for and costs associated with the goods upon such acceptance.
2.9 Inventory. RTU agrees to at all times maintain commercially reasonable inventory levels of Additional Materials required to manufacture the Drug Substance and Drug Products commensurate with orders received or reasonably anticipated.
2.10. Non-Exclusivity. Nothing in this Agreement shall prohibit RTU, either clinically or commercially, from manufacturing or supplying, either on its behalf or for any Third Party, drug products containing the Drug Substance, or drug products containing different active ingredients which require the same reagents as the production of UNOPROSTONE, outside of SPA Territory, provide, however, that RTU shall be prohibited from supplying the Drug Substance or the Drug Products in the SPA Territory or to those doing business either in the SPA Territory or outside the SPA Territory resulting in inducing or facilitating sale in the SPA Territory of the Drug Substance or the Drug Products to or by any party other than SPA.
2.11. Performance Issue; Safety Reporting. If either party becomes aware of any issue that may materially impact RTU’s ability to fulfill its obligations under this Agreement, it shall immediately notify the other party and both parties shall confer in good faith in order to address such issue. The parties shall be responsible for filing annual safety reports with the Regulatory Authority in accordance with a separate safety data exchange protocol to be mutually agreed by SPA and RTU.
2.12. Product Liability. Liability for defects to Drug Product determined to have been caused by or during the production process and the damage to Drug Product or packaging caused prior to acceptance of Drug Product by SPA will be assumed by RTU. All liability for non-defective Drug Product or damage to Drug Product after acceptance of Drug Product by SPA will be assumed by SPA.
Article 3. Additional Services
3.1 Laboratory and Regulatory Consulting Services. Laboratory services, including without limitation formulation services regarding Drug Substance and Drug Product, and regulatory consulting provided by RTU to SPA shall be transacted under a separate Laboratory and Consulting Services Agreement.
Article 4. Pricing and Payment
4.1 Clinical Supply Price. Clinical Supply shall be supplied pursuant to an Order issued in accordance with Section 2.4 (Clinical Order; Supply) at the cost of US$ [*] per bottle (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid). The bottle will be supplied in bulk packaged condition from R-Tech, and SPA assures clinical labeling and kitting.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
4.2 Promotional Sample Price. Promotional Samples shall be supplied and priced pursuant to an Order issued in accordance with Section 2.5 (Promotional Sample Supply).
4.3 Commercial Product Price; Cost of Goods; Royalty; Annual Maintenance.
4.3.1	Commercial Product shall be supplied pursuant to an Order issued in accordance with Section 2.6 (Commercial Supply; Exclusivity; Forecasting; Order), and shall be priced per Order Year as follows:
For Glaucoma and/or Ocular Hypertension Use:

For bottles [*] ordered by SPA in an Order Year	US$[*] per bottle of 5 mL of 0.15% formulation of Drug Product (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid)

For bottles [*] ordered by SPA in an Order Year	US$[*] per bottle of 5 mL of 0.15% formulation of Drug Product (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid)

For bottles [*] and over ordered by SPA in an Order Year	US$[*] per bottle of 5 mL of 0.15% formulation of Drug Product (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid)
For Other Indication Use:

For bottles [*] ordered by SPA in an Order Year	US$[*] per bottle of 5 mL of 0.15% formulation of Drug Product (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid)

For bottles [*] and over ordered by SPA in an Order Year	US$[*] per bottle of 5 mL of 0.15% formulation of Drug Product (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid)
Payment issued under this Section 4.3.1 shall be considered payment-in-full of all cost-of-goods plus royalties.

4.3.2	SPA shall pay to RTU an Annual Maintenance service fee based on Drug Product Specifications and Commercial Product Orders as follows:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.

For bottles [*] ordered by SPA in an Order Year	US$[*] (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid)

For bottles [*] ordered by SPA in an Order Year	US$[*] (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid)

For bottles [*] and over ordered by SPA in an Order Year	US$[*] (payable in Japanese Yen, converted at the spot rate at the close of Business Day in which Order invoice is paid)
4.3.3	Notwithstanding the prices in Section 2.5 and herein Section 4.3, in the event of significant economic changes, including those with regards to the price of Rescula®, the Parties shall meet and discuss in good faith modifications to the pricing detailed herein in accordance with Section 13.1 below.
4.4 Withholding Taxes. All payments made under this Agreement shall be free and clear of any and all taxes, duties, levies, fees or other charges, except for withholding taxes. Where any sum due to be paid to a Party hereunder is subject to any withholding tax, the Parties shall use commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the paying Party shall deduct any withholding taxes from payment and pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to the receiving Party and secure and send to the receiving Party the best available evidence of such payment.
4.5 Terms of Payment. All payments due under this Agreement shall be payable in Japanese Yen, converted at the spot rate at the close of the business day in which each such payment becomes payable. Unless specified otherwise herein, RTU will invoice SPA for Clinical Supply, Commercial Product and/or Promotional Sample upon RTU’s delivery thereof to SPA’s carrier and payments shall be due within thirty (30) days from the date of receipt of invoice. All payments under this Agreement shall be by appropriate electronic funds transfer in immediately available funds to such bank account as RTU shall designate. Each payment shall reference this Agreement and identify the obligation under this Agreement that the payment satisfies. If at any time legal restrictions prevent the remittance of part or all of payments owed by a Party hereunder, the Parties shall promptly negotiate in good faith the terms for repayment under lawful means or methods.
4.6 No Other Compensation. Unless otherwise agreed to by the Parties and set forth in writing, RTU and SPA hereby agree that the terms of this Agreement and all ancillary agreements hereto (including, without limitation, the Unoprostone License Agreement attached hereto) shall fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
each Party to the other in connection with the transactions contemplated herein. Neither Party has previously paid or entered into any other commitment to pay, whether orally or in writing, any employee of the other Party, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transactions contemplated herein.
4.7 Shipping Terms. All payments under this Agreement are inclusive of all cost, insurance and freight (CIF by Airfreight) necessary for delivery to SPA as described in Section 2.8, except that title and risk of loss shall pass to SPA upon delivery to SPA or its designee not upon delivery of shipping documents.
Article 5. Confidentiality and Non-Disclosure
5.1 Confidentiality.
5.1.1	Nondisclosure Obligations. Except to the extent expressly permitted by this Agreement, at all times during the Term and for a period of ten (10) years following the expiration or termination hereof, the Receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than the purpose of this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party shall treat and protect the trade secret status of Confidential Information as it would its own proprietary information which in no event shall be with less than a reasonable standard of care, and take reasonable precautions to prevent the publication or unauthorized use or unauthorized disclosure of Confidential Information to a Third Party, except as explicitly set forth herein, without prior, explicit, written consent of the other Party.

5.1.2	Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any l Information of the Disclosing Party or information developed in the performance of this Agreement that:
a)	is or hereafter becomes part of the public domain in accordance with Article 4, by public use, publication, general knowledge or the like or is made generally available in the public domain by a Third Party, with right to make such publication, in each case, other than through a breach of this Agreement;

b)	is received from a Third Party without restriction and with the right to disclose such iInformation or information developed in the performance of this Agreement;

c)	the Receiving Party can demonstrate by competent pre-existing written evidence properly maintained as a formal business record was already in its possession without any limitation on use or disclosure prior to its receipt from the Disclosing Party;

d)	the Receiving Party can demonstrate by competent written evidence properly maintained as a formal business record was independently developed by or for the Receiving Party without reference to, use of or disclosure of the Disclosing Party’s

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Confidential Information or information developed in confidence in the performance of this Agreement; or

e)	is released from the restrictions set forth in this Agreement by the express prior written consent of the Disclosing Party, or in the case of information developed in confidence in the performance of this Agreement, the other Party.
Notwithstanding the foregoing, specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

5.1.3	Authorized Disclosures. Each Party may disclose Confidential Information and/or Program Confidential Information to the extent that such disclosure is:
a)	made in response to a valid relevant unappealed or unappealable order of a court of competent jurisdiction or other Regulatory Authority or any political subdivision or regulatory body thereof of competent jurisdiction; provided that the Receiving Party shall first have, if reasonably possible, given notice to the Disclosing Party and given the Disclosing Party, at such Disclosing Party’s own expense, a reasonable opportunity to quash such order or to obtain a protective order requiring that the Confidential Information and/or information developed in confidence in the performance of this Agreementor documents that are the subject of such order be held in confidence by such court or Regulatory Authority or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such order shall be limited to that information which is legally required, in the opinion of legal counsel to the Receiving Party, to be disclosed in such response to such court or governmental order;

b)	otherwise required by Applicable Law or the pre-existing requirements of a major national securities exchange (e.g., U.S. Securities and Exchange Commission), in the opinion of legal counsel to the Receiving Party, provided that the Party disclosing such Confidential Information and/or information developed in confidence in the performance of this Agreement shall exercise its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded and if possible give the other Party a reasonable opportunity to review and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
comment on any such disclosure in advance thereof (but not less than five (5) Business Days, if possible, prior to the date of such disclosure);

c)	made to an applicable Regulatory Authority as useful or required in connection with any filing, application or request for Regulatory Approval; provided that reasonable measures shall be taken to assure confidential treatment and narrowest possible use and disclosure of such information;

d)	to the extent necessary, and subject to subcontracting provisions set forth in this Agreement, to its Affiliates, directors, officers, employees, consultants, sublicensees of SPA or RTU (or bona fide potential sublicensees of SPA or RTU), vendors and clinicians, under written agreements of confidentiality substantially similar or at least as restrictive as those set forth in this Agreement, who have a need to know such information in connection with a Party performing its obligations or exercising its rights under this Agreement; provided, that either Party may enter into such written agreements that provide for shorter timeframes for maintaining confidentiality than those set forth in this Agreement with the written consent of the other Party.
5.2 Patient Information. The Parties shall abide (and cause their respective Affiliates to abide), and take (and cause their respective Affiliates to take) all reasonable and appropriate actions to ensure that all Third Parties conducting or assisting with any clinical development activities hereunder in accordance with, and subject to the terms of, this Agreement, shall abide, to the extent applicable, by all Applicable Law concerning the confidentiality or protection of patient identifiable information and other patient protected health information, the confidentiality of Confidential Information and the patentability of any concepts, ideas, or inventions developed incident to the performance of this Agreement.
5.3 Use of Name and Disclosure of Terms. Each Party shall keep the existence of, the terms of and the transactions and the subject matter covered by this Agreement confidential and shall not disclose such information to any Third Party through a press release, publication, promotional material, other form of publicity or otherwise, or, except as expressly permitted in this Agreement, mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any manner without the prior written consent of the other Party in each instance. The restrictions imposed by this Section shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law, rule or regulation or the requirements of a major national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Article and that the other Party is given a reasonable opportunity to review and comment on any such press release or public communication in advance thereof (but not less than five (5) Business Days prior to the date of disclosure). Further, the restrictions imposed on each Party under this Section are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article. Each Party agrees that it shall obtain its own legal advice with regard to its compliance with

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.
Article 6. Intellectual Property Rights
6.1 Ownership.
6.1.1	Prior to each transaction hereunder, each Party shall retain all right, title and interest in its intellectual property, including information, improvements, developments, inventions, patents, trade secrets and know-how, and Confidential Information.

6.1.2	RTU shall retain all rights to and ownership of any data processes, software (including codes) technology, means and know how developed by RTU.

6.1.2	SPA shall retain all rights to and ownership of any data processes, software (including codes) technology, means and know how developed by SPA
6.2 Grant of Limited License. RTU retains the right to manufacture the Drug Substance and the Drug Product, and to permit Third Parties to manufacture the Drug Substance and the Drug Product, both in and out of the SPA Territory, subject, however, to the provisions of Section 2.10.
Article 7. Regulatory and Legal
7.1 Compliance.
7.1.1	RTU shall manufacture and package the Drug Substance and Drug Product in compliance with (i) the Specifications, (ii) cGMP, and (iii) any other requirements set forth in the Regulatory Approval for the relevant Drug Substance or Drug Product including but not limited to DMF/CMC package requirements.

7.1.2	RTU shall not make any modifications to the manufacturing process, Specifications, suppliers of Additional Materials specified in the relevant Drug Substance or Drug Product dossier, testing and control methods, or sampling procedures for the Drug Substance or Drug Products, without obtaining SPA’s prior written consent, then, where relevant, the authorization of the Regulatory Authority and other competent government agencies, based on a dossier to be submitted by SPA and prepared with the assistance of RTU. SPA may make any modifications to the Specifications upon prior written notification and in accordance with the relevant Regulatory Approvals subject that RTU may request SPA to compensate in cash for any additional works and services to be done by RTU to accommodate such modifications.

7.1.3	RTU assumes any and all responsibility to make changes required by any Regulatory Authority following Effective Date to the manufacturing processes, test methods, etc. that would be

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
required for the manufacture of products at that location, not specific to the Drug Substance or Drug Product, and will solely bear all expenses related thereto (“Required Manufacturing Changes”). For changes to the Specifications that are not Required Manufacturing Changes, including but not limited to reformulations of the Drug Substance or Drug Product, addition of new strengths to the Drug Substance or Drug Product, new formulations, presentations and formats of the Product and changes to labeling and packaging (collectively “Discretionary Manufacturing Changes”), RTU and SPA must each agree to any Discretionary Manufacturing Change and will, to the extent commercially reasonable under the circumstances, cooperate in making such changes, and each agrees that it will not unreasonably withhold or delay its consent to such Discretionary Manufacturing Changes proposed by the other Party. SPA or RTU, as the case may be, shall be deemed to have reasonably withheld consent to a proposed change if such change will result in a material disruption of the supply of the Drug Substance or Drug Product or have a material adverse impact on pending, existing or reasonably anticipated Regulatory Filings or Regulatory Approvals of the Drug Substance or Drug Product. RTU, or SPA as the case may be, shall use commercially reasonable efforts to ensure that any regulatory or manufacturing change will not result in a material disruption of the supply of the Drug Substance or Drug Product. Notwithstanding the foregoing, RTU’s standard change control procedures will be utilized in reviewing such changes. Notwithstanding the foregoing, all reasonable internal and external costs, associated with the Required Manufacturing Changes will be borne by RTU and all reasonable internal and external costs associated with Discretionary Manufacturing Changes will be borne by the Party requesting the change.
7.2 Records. At its own cost, RTU shall keep and maintain documentation and records with respect to manufacturing, testing and delivery of Drug Substance and/or Drug Product in accordance with any requirements of Applicable Law. Such records will be made available to SPA on reasonable request for inspection, to the same extent that they would be available to an appropriate governmental inspector, during normal business hours. Records shall be maintained for the period of time required by applicable laws or regulations, or if there is no period of time specified by such laws or regulations, for three (3) years following the respective dates of records.
7.3 Authorization of the Manufacturing Facility by FDA. RTU shall be responsible for providing information that may be used in, or referenced by, an application filed by SPA with the US Food and Drug Administration and other Regulatory Authorities for purposes of ensuring that the RTU manufacturing facility is authorized to manufacture the Drug Substance and Drug Product to be supplied under this Agreement. SPA shall have no obligation to purchase any Drug Substance or Drug Product from RTU if they are produced in a manufacturing facility that is not, in any material respect, in compliance with all applicable legal and regulatory requirements for the importation, registration, use or sale of Drug Substance or Drug Product in the SPA Territory.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
7.4 Testing and Release. During the Term, and as part of the Annual Maintenance fee, RTU will conduct the commercial stability program with respect to the Drug Substance and Drug Product pursuant to applicable regulatory requirements.
7.5 Audits.
7.5.1	Regulatory Audit. RTU shall make its facilities, records and personnel available to any other Regulatory Authority as may be needed for compliance with the Applicable Laws enforced by such authority. RTU shall advise SPA in writing immediately if:
a)	an agent of any Regulatory Authority having jurisdiction over the manufacture or distribution of the Drug Substance or Drug Product in the SPA Territory (i) makes an inquiry about the Drug Substance or Drug Product or (ii) visits RTU’s manufacturing facility for the manufacture, storage or distribution of Drug Substance or Drug Product, and shall specify what, if any, inquiry was made; or

b)	any Regulatory Authority takes action against RTU on any issue related directly or indirectly to the manufacturing or distribution of the Drug Substance or Drug Product.
7.5.2	SPA Audit. At no additional charge by RTU to SPA or any other charges by RTU outside of the Annual Maintenance fee, SPA may conduct audits or inspections of the Drug Substance and Drug Product production, storage and distribution sites. SPA and its designated representatives shall have the right to inspect the Drug Substance and Drug Product, work in process, Additional Materials, inventories, premises, documentation, manufacturing methods, testing and packaging procedures associated with the manufacture of the Drug Substance and Drug Products at all reasonable intervals not more than once each calendar year during RTU’s normal business hours, but provided that follow up inspections will be permitted to assure .
7.6 DMF/CMC Package. At no charge by RTU to SPA by RTU outside of the Annual Maintenance fee, RTU shall produce and maintain a Drug Master File/complete Chemistry, Manufacturing and Controls (“DMF/CMC”) package as required in support of the NDA in accordance with Applicable Law and the requirements of the applicable Regulatory Authority for Drug Substance and/or Drug Product in the SPA Territory.
7.7 Import/Export. RTU shall be responsible for (i) obtaining all governmental permits, consents and approvals which are required in order to export Drug Product from the country of origin and importing the Drug Product and/or Drug Substance into the SPA Territory, and (ii) making any required notifications or other filings (whether before or after shipment) which are required in connection with the exportation of Drug Product from the country of origin or importation of Drug Product or Drug Substance into the SPA Territory.
Article 8. Representations and Warranties of SPA

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
8.1 Organization. SPA represents and warrants to RTU that it is a corporation duly organized, validly existing, and, where applicable, in good standing under the laws of the jurisdiction of its incorporation.
8.2. Authority. SPA represents and warrants that it: (i) has the right to enter into this Agreement; (ii) has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (iii) has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.
8.3. No Conflicts. SPA represents and warrants to RTU that it has not and will not during the Term of this Agreement enter into any agreement which conflicts with or which will result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which it is a party.
8.4. Insurance. SPA represents that it will at all times maintain commercially reasonable levels of insurance, including general liability insurance, in light of their responsibilities hereunder. SPA shall provide RTU with certificates of insurance upon RTU’s written request for the same.
8.5. Obligations of Confidentiality. SPA represents and warrants that any employee or other affiliated person, including subcontractors, who will be involved in performing this Agreement is bound, or will be bound prior to performing any work, by a proprietary information and technology agreement in favor of the other party, consistent with the obligations of Article 5, pursuant to which such employee or other person is obligated to confidentiality.
Article 9. Representations and Warranties of RTU
9.1 Organization. RTU represents and warrants to SPA that it is a corporation duly organized, validly existing, and, where applicable, in good standing under the laws of the jurisdiction of its incorporation.
9.2. Authority. RTU represents and warrants that it: (i) has the right to enter into this Agreement; (ii) has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (iii) has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.
9.3. No Conflicts. RTU represents and warrants to SPA that it has not and will not during the Term of this Agreement enter into any agreement which conflicts with or which will result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which it is a party.
9.4 Qualified Personnel. RTU warrants that it will at all time use appropriately qualified personnel, having the appropriate levels of training and skill, to fulfill its obligations arising under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
9.5 Regulatory and Legal Compliance. RTU hereby warrants that its facilities and processes supplied hereunder substantially comply with, or will substantially comply with at all relevant times, all applicable legal and regulatory requirements necessary to fulfill its obligations under this Agreement, including without limitation, securing and maintaining any necessary certificates or permits.
9.6 Obligations of Confidentiality. RTU represents and warrants that any employee or other affiliated person, including subcontractors, who will be involved in performing this Agreement is bound, or will be bound prior to performing any work, by a proprietary information and technology agreement in favor of the other party, consistent with the obligations of Article 5, pursuant to which such employee or other person is obligated to confidentiality.
9.7 Process and Product Warranties. RTU warrants and represents that:
a)	Drug Substance or Drug Product sold by RTU to SPA hereunder shall (i) materially comply with the Specifications for Drug Substance or Drug Product, and (ii) materially conform with the information shown on the Certificate of Analysis provided for the particular shipment;

b)	no Drug Substance or Drug Product sold by RTU to SPA hereunder shall be adulterated or misbranded within the meaning of the United States Food, Drug, and Cosmetic Act and implementing regulations, as amended and in effect at the time of shipment and foreign equivalents of such law in the SPA Territory (the “Act”), or within the meaning of any state or municipal laws in the United States applicable to the Drug Product and containing terms with substantially similar meanings as the meaning of adulteration or misbranding under the Act and foreign equivalents of such law in the SPA Territory; provided, however, that this paragraph shall not apply to, and RTU shall have no responsibility for, misbranding caused directly by SPA as a result of labels or package texts specified or provided by SPA for the Drug Product; and RTU shall have no responsibility for issues of regulatory and legal compliance that are the responsibility of SPA, including but not limited to (1) maintaining a complete and valid NDA for the product, (2) ensuring that the product specifications are consistent with the NDA, and (3) ensuring that the product is stored and distributed in the SPA Territory in a manner that does not result in its becoming adulterated, misbranded, or otherwise in violation of Applicable Law.
9.8 Continuity of Supply. The parties acknowledge that continuous supply of Drug Substance and Drug Product are of critical importance to the commercial interests of both Parties, and accordingly, RTU shall use commercially reasonable efforts to maintain the continuity of supply, and SPA shall reasonably cooperate with RTU (including but not limited to providing forecasts pursuant to Section 2.6 of this Agreement), so that Drug Substance and Drug Product be supplied continuously during the Term of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Article 10. Indemnification; Insurance
10.1 Indemnification by SPA. SPA agrees to indemnify, defend and hold harmless RTU and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (“RTU Indemnitees”) from and against any Third Party claims, judgments, expenses (including reasonable attorneys’ fees), damages and awards (collectively a “Third Party Claim”) arising out of or resulting from the following occurrences:
10.1.1	improper storage or handling of the Unoprostone or the Drug Substance or Drug Product by SPA or its Affiliates or sublicensees;

10.1.2	any personal injury and/or product liability arising from SPA’s failure to warn of aspects of the lack of inherent safety of the Licensed Products.

10.1.3	SPA’s negligence or willful misconduct in regard to its performance, or non-performance, under this Agreement; or

10.1.4	a breach of any of SPA’s representations or warranties hereunder;

except, in each case, to the extent that such Third Party Claim arises out of or results from the gross negligence or willful misconduct of any RTU Indemnitee.
10.2 Indemnification by RTU. RTU agrees to indemnify, defend and hold harmless SPA and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (“SPA Indemnitees") from and against any Third Party Claim arising out of or resulting from the following occurrences:
10.2.1	improper storage, handling, manufacturing, formulation or contamination of the Unoprostone or the Drug Substance or Drug Product by RTU or its Affiliates;

10.2.2	Infringement of Third Party intellectual property rights by the Drug Substance or Drug Products or any Licensed Patents;

10.2.3	failure by RTU or any Affiliate or subcontractor of RTU to supply Drug Substance or Drug Product in accordance with the Specifications and Applicable Law;

10.2.4	any product liability claims arising from quality defect of the Product or failure to warn of an inherent lack of safety of the Drug Substance or Drug Product;

10.2.5	non-conforming product per Section 2.3.2;

10.2.6	RTU’s and/or its subcontractors’ negligence or willful misconduct in regard to its performance, or non-performance, under this Agreement; or

10.2.7	a breach of any of RTU’s representations or warranties hereunder;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
except, in each case, to the extent that such Third Party Claim arises out of or results from the gross negligence or willful misconduct of any SPA Indemnitee.
10.3 Procedures for Indemnification. The obligations of an indemnifying Party under Section 14.1 and Section 14.2 shall be governed by and contingent upon the following:
10.3.1	Notice of Claim. Each Party shall give the other Party prompt written notice of any Third Party Claim (an “Indemnification Claim Notice”). Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the loss claimed (to the extent that the nature and amount of such loss is known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any such Third Party Claim. The indemnifying Party shall not be required to provide indemnification notice with respect to a Third Party Claim to the extent that the defense of such Third Party Claim is materially prejudiced by the failure to give timely notice by the indemnified Party or the intentional misconduct of the indemnified Party.

10.3.2	Assumption of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the indemnified Party within fourteen (14) days after the indemnifying Party’s receipt of an Indemnification Claim Notice or sooner if necessary. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgement that the indemnifying Party is liable to indemnify any SPA Indemnitees or RTU Indemnitees (as applicable) in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any indemnified Party’s claim for indemnification.

10.3.3	Control of the Defense. Upon the assumption of the defense of a Third Party Claim by the indemnifying Party:
a)	the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party, which shall be reasonably acceptable to the indemnified Party;

b)	the indemnified Party shall promptly deliver to the indemnifying Party all original notices and documents (including court papers) received by the indemnified Party in connection with the Third Party Claim; and

c)	except as expressly provided in Section 14.3.4, the indemnifying Party shall not be liable to the indemnified Party for any legal expenses subsequently incurred by such indemnified Party or any SPA Indemnitee or RTU Indemnitee (as applicable) in connection with the analysis, defense or settlement of the Third Party Claim. To the extent that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the indemnified Party shall reimburse the indemnifying Party for any and all costs

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
and expenses (including reasonable attorneys’ fees and costs of suit) and any loss incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such indemnified Party or Indemnitee.
10.3.4	Right to Participate in the Defense. Without limiting Section 14.3.2 or Section 14.3.3, any SPA Indemnitee or RTU Indemnitee (as applicable) shall be entitled to participate in, but not control, the defense of a Third Party Claim and to retain counsel of its choice for such purpose; provided that such retention shall be at its own expense unless, (i) the indemnifying Party has failed to assume the defense and retain counsel in accordance with Section 14.3.2 (in which case the indemnified Party shall control the defense), or (ii) the interests of the Indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles.

10.3.5	Settlement. The indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of any Third Party Claim, on such terms as the indemnifying Party, in its reasonable discretion, shall deem appropriate; provided that:
a)	the sole relief provided is the payment of money damages;

b)	the consent, settlement or other disposition does not, and will not, result in a finding or admission of any negligence, intentional malfeasance ,violation of any Applicable Law or any violation of the rights of any person and does not effect on any other claims that may be made against the indemnified Party;

c)	the consent, settlement or other disposition does not, and will not, result in the indemnified Party’s rights under this Agreement being adversely affected; and

d)	the consent, settlement or other disposition does not, and will not, result in the indemnified Party becoming subject to injunctive or other relief or otherwise will adversely affect the business of the indemnified Party in any manner.
With respect to all other Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.3.2, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim with the prior written consent of the indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Third Party Claim by an indemnified Party that is reached without the prior written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no indemnified Party shall admit any liability with respect to, or settle, compromise or

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

10.3.6	Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the indemnified Party shall, and shall cause each Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the indemnified Party for any out-of-pocket expenses in connection therewith.
10.4 Insurance. Each Party shall obtain and carry in full force and effect the minimum insurance requirements set forth herein, which shall protect Indemnitees with respect to events covered by Section 10.1 and Section 10.2. Such insurance (i) shall be primary insurance with respect to each Party’s own participation under this Agreement, (ii) shall be issued by a recognized insurer rated by A.M. Best “A-VII” (or its equivalent) or better, or an insurer pre-approved in writing by the other Party, (iii) shall list the other Party as an additional named insured thereunder, and (iv) shall require thirty (30) days written notice to be given to the other Party prior to any cancellation, non-renewal or material change thereof. The types of insurance, and minimum limits shall be General liability insurance with a minimum limit of [*] per occurrence and [*] in aggregate. General liability insurance shall include, at a minimum, Professional Liability, Clinical Trial Insurance and, beginning at least thirty (30) days prior to First Commercial Sale of Drug Product, product liability insurance. Upon request by a Party, the other Party shall provide Certificates of Insurance evidencing compliance with this Section. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement during any period in which such Party continues to make, to have made, to use, to offer for sale, to sell or to import a product that was the Drug Substance or Drug Product under this Agreement, and thereafter for a period of five (5) years. Notwithstanding the foregoing, either Party may self-insure in whole or in part the insurance requirements described above, provided such Party continues to be investment grade determined by reputable and accepted financial rating agencies.
Article 11. Term and Termination
11.1	Term. The Term for this Agreement shall be as follows:

11.1.1	If no Order is submitted from SPA to RTU, or no Clinical Trials are initiated from two (2) years of the Effective Date, then this Agreement shall terminate without consideration; OR

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
11.1.2	With respect to each Drug Substance or Drug Product, the term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Agreement, shall expire upon the later of (i) a period of ten (10) years, or (ii) the expiry of all Product Valid Claims in SPA Territory with respect to such Drug Substance or Drug Product, or (iii) the loss of Data Exclusivity with respect to such Drug Substance or Drug Product. If this Agreement expires (i.e., not terminated pursuant to Section 11.2.1, Termination for Material Breach, then, at RTU’s request, the Parties shall negotiate in good faith the terms by which SPA could continue to promote or co-promote and distribute the Drug Product or SPA will sell back to RTU, and RTU will repurchase from SPA, at SPA’s actual cost, remaining inventory with greater than twelve (12) months remaining shelf life.

11.2	Termination.

11.2.1	Termination for Material Breach. In the event of an alleged material breach of this Agreement by a Party, the other Party must give the Party that is allegedly in default notice thereof if such non-breaching party intends to terminate the Agreement pursuant to this Section 11.2.1. Any dispute regarding an alleged material breach of this Agreement shall be resolved in accordance with this Article. It is the Parties’ express intent that consideration shall first and foremost be given to remedying any breach of this Agreement through the payment of monetary damages or such other legal or equitable remedies as shall be appropriate under the circumstances, as decided, in each case, according to the provisions of Article 12 (Dispute Resolution), and that there shall only be a limited right to terminate this Agreement as a matter of last resort. If, however, a Party receives a notice of material breach that relates solely to the payment of amounts due hereunder, and (i) there is no dispute as to the amounts owed and (ii) such breach for non-payment is not cured within ninety (90) days after receipt of such notice, the notifying Party shall be entitled to immediately terminate this Agreement by giving written notice to the defaulting Party. In the event that the neutral (as defined in Article 12 (Dispute Resolution), in accordance with the procedures set forth in Article 12, has rendered a ruling that a Party has materially breached this Agreement, which ruling specified the remedies imposed on such breaching Party for such breach, and the breaching Party has failed to comply with the terms of such adverse ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching Party has failed to commence compliance and/or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, or in the event the material breach cannot be remedied, then in each case the non-breaching Party shall then in each case the non-breaching Party shall have the following rights:
a)	if SPA is the breaching Party that failed to cure such breach or, if applicable comply with an adverse ruling and if the basis for such breach is SPA’s failure to abide by a material obligation under this Agreement, RTU may terminate this Agreement with respect only to such specific Drug Substance or Drug Product(s) to which such breach relates to by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
delivering written notice to SPA after the expiration of the period during which SPA was to comply as set forth in the adverse ruling (if applicable) or may at its option continue this Agreement in effect and seek monetary or relief against SPA in an amount commensurate with the damages suffered;; and

b)	if RTU is the breaching Party that failed to cure such breach or, if applicable, comply with an adverse ruling and if the basis for such breach is RTU’s failure to abide by a material obligation under this Agreement, SPA may terminate this Agreement with respect only to such specific Drug Substance or Drug Product(s) to which such breach relates to by delivering written notice to RTU after the expiration of the period during which RTU was to comply as set forth in the adverse ruling (if applicable) or may at its option continue this Agreement in effect and seek monetary relief against SPA in an amount commensurate with the damages suffered;.
11.2.2	Termination for Insolvency. In the event a Party files for protection under the bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

11.2.3	Termination for Drug Substance or Drug Product Withdrawal or Material Adverse Event. In the event the Drug Substance or Drug Product is withdrawn from the market by a Regulatory Authority in any country in the world or a material Adverse Event occurs, then SPA may terminate this Agreement effective immediately upon written notice to RTU.
11.3 Consequences of Termination of Agreement in its Entirety. Upon any termination of this Agreement in its entirety by a Party pursuant to Sub-Sections 11.2.1 or 11.2.2:
11.3.1	the licenses granted by RTU to SPA under this Agreement shall terminate;

11.3.2	with respect to all Clinical Studies or post approval studies for any Drug Substance or Drug Product(s) being conducted as of the effective date of termination, the applicable Party shall end such Clinical Studies or post approval studies with respect to enrolled subjects in an orderly and prompt manner in accordance with Applicable Law, including any required follow up treatment with previously enrolled subjects, and all other activities under this Agreement shall promptly cease;

11.3.3	each Party shall return, or if allowed by the other Party destroy (and soon thereafter provide to the other Party written certification evidencing such destruction), all data, files, records and other materials in its possession or control relating to the other Party’s Confidential Information.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
11.4 Consequences of Termination of Agreement with respect to a Drug Substance or Drug Product.
Upon any termination of this Agreement with respect to a Drug Substance or Drug Product by a Party pursuant to Sub-Sections 12.2.1:
11.4.1	the licenses granted by RTU to SPA under this Agreement shall terminate with respect to such terminated Drug Substance or Drug Product(s);

11.4.2	with respect to all Clinical Studies or post approval studies for such terminated Drug Substance or Drug Product being conducted as of the effective date of termination, the applicable Party shall end such Clinical Studies or post approval studies with respect to enrolled subjects in an orderly and prompt manner in accordance with Applicable Law, including any required follow up treatment with previously enrolled subjects, and all other Development, Commercialization and Promotion activities under this Agreement shall promptly cease.
11.5 Surviving Provisions. The rights and obligations set forth in this Agreement shall extend beyond the Term or termination of this Agreement only to the extent expressly provided for in this Agreement. Without limiting the generality of the foregoing, it is agreed that the provisions of Articles 2, 4, 5, 6, 7, 8, 9, 10, 11, 12, and 13 and all defined terms referenced in such Articles as will provide agreed meanings used in such Articles shall survive and govern any after termination claims, liabilities, disputes and rights and, to the extent applicable, all other Articles referenced in any such Article shall survive such termination. Without limiting the generality of the foregoing, the obligations of confidentiality non-disclosure and non use set forth in Article 5 of this Agreement and Intellectual Property set forth in Article 6 and Indemnification set forth in Article 10 shall survive for not less than ten (10) years past effective termination of this Agreement.
11.6 Continued Obligations. Upon expiration or termination of this Agreement, in whole or in part, for any reason, nothing herein shall be construed to release either Party from any accrued rights or obligations that matured prior to the effective date of such expiration or termination, nor preclude either Party from pursuing any right or remedy it may have hereunder or at law or in equity with respect to any breach of this Agreement.
Article 12. Dispute Resolution
12.1	Negotiation and Arbitration.
12.1.1	Negotiation. The parties agree to consult and negotiate in good faith to try to resolve any dispute, controversy or claim, of any nature or kind, whether in contract, tort or otherwise, that arises out of or relates to this Agreement. No formal dispute resolution shall be used by either party unless and until the chief executive officers of each party shall have attempted to meet in person to achieve such an amicable resolution.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
12.1.2	Arbitration. Any dispute, controversy or claim that arises out of or relates to this Agreement that is not resolved under Section 12.1.1 shall be settled by final and binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in effect on the Effective Date, as modified by Section 12.1.3 below. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The place of arbitration shall be Paris, France unless another location is agreed upon between the parties and arbitrators. The arbitration shall be conducted in the English language by three (3) neutral arbitrators selected by mutual agreement of the parties or, if that is not possible within thirty (30) days of the initial demand for such arbitration, by the ICC. At least one (1) arbitrator shall have professional knowledge of and experience in the regulation of and terms of trade of the ethical pharmaceutical industry.

12.1.3	Special Rules. Notwithstanding any provision to the contrary in the ICC’s Rules of Arbitration, the Parties hereby stipulate that any arbitration hereunder shall be subject to the following special rules:
a)	The arbitrators may not award or assess punitive damages against either Party; and

b)	Each Party shall bear its own costs and expenses of the arbitration and shall share equally the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.
Article 13. Miscellaneous
13.1	Changed Circumstances; Equitable Relief.

13.1.1	The Parties recognize that the obligations of this Agreement may run for many years in the future. In the event of any material change in circumstances, the parties shall meet and confer in good faith in order to try and find a solution that equitably accommodates the interests of both parties. RTU acknowledges that SPA will enter into one or more agreements with Third Parties for the purpose of commercial sale of UNOPROSTONE in the SPA Territory, and in the event that such Third Parties raise concerns or place demands on SPA concerning matters pertaining to this Agreement, RTU shall work with SPA to resolve such concerns or demands, including amending this Agreement, as may be commercially appropriate or necessary. SPA acknowledges that RTU will enter into agreements with Third Parties for the purpose of procuring various materials necessary for RTU to manufacture and supply UNOPROSTONE hereunder, and in the event that such Third Parties raise concerns or place demands on RTU that will result in increase of manufacturing costs, SPA shall work with RTU to resolve such concerns or demands, including amending this Agreement, as may be commercially appropriate or necessary.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
13.1.2	The Parties acknowledge and agree that the restrictions set forth in Article 5 (Confidentiality and Non-Disclosure) are reasonable and necessary to protect the legitimate interests of the Parties and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Article 5 (Confidentiality and Non-Disclosure) may result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Article 5 (Confidentiality and Non-Disclosure) by a Party, the other Party may be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity. Nothing in this Section is intended, or shall be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.
13.2. Subcontracting. Subject to Articles 2 and 7 above, RTU may subcontract its obligations hereunder without the consent of SPA; PROVIDED, HOWEVER, that RTU shall assume complete responsibility for the acts of its subcontractor and agrees to make SPA whole for any act or omission of RTU’s subcontractor that damages SPA as if the act or omission were RTU’s.
13.3. Entire Agreement; Binding Effect.
13.3.1	This Agreement and the Unoprostone License Agreement, and all subsequent related agreements, constitute the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements and understandings, whether written or oral, with respect to the subject matter of the Agreement, including all confidentiality agreements entered in to between the Parties with respect to the subject matters hereof. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. All Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Exhibits and this Agreement, the terms of this Agreement shall govern.

13.3.2	All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party, provided that such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement.
13.4. Relationship of Parties. Nothing in this Agreement shall be construed (i) to create or imply a partnership, association, joint venture or fiduciary duty between the Parties, (ii) to make either Party the agent of the other for any purpose, (iii) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, or (d) to give either

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Party the right to bind the other or to create any duties or obligations between the Parties, except as expressly set forth herein. All Persons employed by a Party shall be employees of such Party and not of the other Party and all costs/expenses and obligations incurred by reason of such employment shall be for the account and expense of such Party. The Parties agree that the rights and obligations under this Agreement are not intended to constitute a partnership or similar arrangement that will require separate reporting for tax purposes in SPA Territory.
13.5. Assignment and Successors. Unless otherwise stated herein this Supply Agreement, this Agreement is personal to both Parties and neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which shall not be unreasonably withheld,, excepting always that each Party may, on providing written notice to the other Party, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, without the written consent of the other Party to any of its Affiliates, or to any purchaser of all or substantially all of its assets and/or all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation. Any permitted assignee of all of a Party’s rights under this Agreement shall be deemed to be a party to this Agreement as though named herein; provided with respect to an assignment to an Affiliate, such assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of this Section shall be void.
13.6. Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the substantive laws of New York, United States of America, without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The Parties hereby exclude the United Nations Convention on Contracts for the International Sale of Goods from this Agreement.
13.7.	Notices.

13.7.1	Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing and in English, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand with written confirmation of receipt, by telefax with written confirmation of receipt issued by other means than by automated telefax response or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Sub-Section 15.2.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed by other means than automated telefax response)) or upon

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
receipt (at the place of delivery) if sent by an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered by internationally recognized overnight delivery service that maintains records of delivery as soon as practicable thereafter. This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.7.2	Addresses for Notice.

For SPA:	Sucampo Pharma Americas Inc.
4520 East West Highway
3rd Floor
Bethesda, MD 20814
USA
Attention: Legal Department
Fax: 301 961 3440

For RTU:	R-Tech Ueno, Ltd.
4-1, Techno-Park
Sanda, Hyogo, 669-1339
Japan
Attention: Mr. Ryu Hirata
Facsimile Number: 81-795-60-7180
13.8. Severability. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Agreement, or the application hereof to any circumstances, to be illegal, invalid or to be unenforceable in a final non-appealable order, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, in each case provided that the basic purpose and structure of this Agreement is not altered.
13.9. Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument signed by duly authorized representatives of each Party or, in the case of waiver, signed by duly authorized representatives of the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.
13.10.	Headings; References; Interpretation.

13.10.1	Article, Section and Subsection headings are inserted for convenience of reference only and do not form a part of this Agreement. Unless otherwise specified, (i) references in this Agreement to any Article, Section or Exhibit shall mean references to such Article, Section or Exhibit of this Agreement, (ii) references in any section to any clause are references to such clause of such section, and (iii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or as amended if expressly stated in this Agreement.

13.10.2	Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties. The Parties acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (ii) the terms and provisions of this Agreement shall be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
13.11 No Third Party Beneficiaries. Except as set forth in Section 10.1 (Indemnification by SPA) and Section 10.2.2, the provisions of this Agreement are for the sole benefit of the Parties and their permitted successors and permitted assigns and none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including, without limitation, any employee or creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party.
13.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and both of which, taken together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
13.13 Force Majeure. The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties under this Agreement which is not within the reasonable control of the Party affected, not due to malfeasance, and which, with the exercise of due diligence could not have been avoided (“Force Majeure"), including, without limitation, fire, explosion, flood,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
earthquake, war, accident, strike, riot, terrorist attacks, civil commotion, acts of God, or the like, will not excuse such Party from the performance of its obligations or duties under this Agreement, but will suspend such performance during the continuation of Force Majeure. The Party prevented from performing its obligations or duties because of Force Majeure shall be required to, as soon as reasonably possible, notify the other Party hereto of the occurrence and particulars of such Force Majeure and shall be required to provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the obligation to perform any previously suspended obligation or duty shall promptly recommence.
13.14 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective attorneys and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.
13.15 Further Assurances. Each Party shall perform all further acts and things and execute and deliver such further documents as may be reasonable and necessary or as the other Party may reasonably require to give effect to this Agreement.
     IN WITNESS WHEREOF, each of the Parties to this Agreement has caused one of its duly authorized representatives to execute this Agreement where provided below effective this 23 day of April 2009, on its behalf and in evidence of its intention to be bound to the terms, obligations, representations and warranties of this Agreement as set forth above.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
For and on behalf of Sucampo Pharma Americas, Inc.
By Its Duly Authorized Representative

Signature:	/s/ Gayle Dolecek
Name: Gayle Dolecek, PD, MPH
Title: SVP Research and Development
Date: April 23, 2009
For and On Behalf of R Tech Ueno, Ltd.
By Its Duly Authorized Representative

Signature:	/s/ Yukiko Hashitera
Name: Yukiko Hashitera
Title: President
Date: April 23, 2009

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit A

CONFIDENTIAL	Unoprostone Manuf. & Supply Agreement
Exhibit A
Specifications

Specification of Unoprostone Isopropyl Drug Substance

Test Items	Acceptance Criteria
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

1/2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit A

CONFIDENTIAL	Unoprostone Manuf. & Supply Agreement
Specifications for Unoprostone isopropyl ophthalmic solution 0.15%

Test Items	Acceptance Criteria
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]
[*]	[*]
[*]	[*]
Quantitative Composition of Unoprostone Isopropyl Ophthalmic Solution 0.15%

RAW MATERIAL	FORMULA (mg/mL)
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]	[*]

2/2